Contact:	Paul Coghlan	5:00 EST
	Vice President, Finance, Chief Financial Officer	January 17, 2012
	(408) 432-1900	NATIONAL DISTRIBUTION

LINEAR TECHNOLOGY REPORTS QUARTERLY AND YEAR OVER YEAR DECREASES IN REVENUES AND NET INCOME, BUT GUIDES TO GROWTH IN THE MARCH QUARTER AND RAISES ITS QUARTERLY DIVIDEND 4% TO $0.25 PER SHARE.

Milpitas, California, January 17, 2012, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today reported financial results for the quarter ended January 1, 2012. Quarterly revenues of $294.3 million for the second quarter of fiscal year 2012 decreased $35.6 million or 11% from the previous quarter's revenue of $329.9 million and decreased $89.3 million or 23% from $383.6 million reported in the second quarter of fiscal year 2011. Net income of $87.9 million decreased $20.5 million or 19% from the first quarter of fiscal year 2012 and decreased $55.9 million or 39% from the second quarter of fiscal year 2011. Diluted earnings per share of $0.38 per share in the second quarter of fiscal year 2012 decreased $0.09 per share or 19% from the first quarter of fiscal year 2012 and declined $0.24 per share or 39% from the second quarter of fiscal year 2011.
During the second quarter the Company's cash, cash equivalents and marketable securities increased by $69.8 million to $1.038 billion, net of spending $24.8 million to acquire Dust Networks. Acquisition costs in the second quarter pertaining to Dust Networks were $3.2 million or $0.01 per share. In addition, the Company announced an increase in its quarterly dividend from $0.24 per share to $0.25 per share. This marks the 20th consecutive year the Company has increased its dividend. At the current stock price the Company's dividend yield is approximately 3%. The cash dividend of $0.25 per share will be paid on February 29, 2012 to stockholders of record on February 17, 2012.
According to Lothar Maier, CEO, “This was an encouraging quarter in a difficult global economic environment.  We met the mid point of our guidance and we believe that we are at an inflection point in our business.  Bookings, which started slowly, strengthened in December and continued strengthening in January.  In these challenging times we maintained strong profitability, reporting operating margins at 45% of sales.  Given the improvement in our bookings and our current outlook for the March quarter, we are estimating that we will grow quarterly revenues sequentially in the 4% to 8% range for our fiscal third quarter.  As we announced earlier, we have acquired Dust Networks, a leading provider of wireless sensor networks.  Although Dust will initially have minimal impact on our quarterly financial results, we are optimistic about growth prospects for Dust in its emerging markets and the synergies between Dust and Linear in bringing rugged, low power, wireless solutions to the industrial and other end-markets.”
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated trends in our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general and country specific conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended July 3, 2011.
Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, January 18, 2012 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (719) 325-2458, or toll free (800) 390-5311 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from January 18, 2012 through January 24, 2012. You may access the archive by calling (719) 457-0820 or toll free (888) 203-1112 and entering reservation #8746812. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of January 18, 2012 until the second quarter earnings release next year.
Linear Technology Corporation, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for three decades. The Company's products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, and µModule subsystems. For more information, visit www.linear.com.
For further information contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
U.S. GAAP (unaudited)

	Three Months Ended			Six Months Ended
	January 1, 2012	October 2, 2011	January 2, 2011	January 1, 2012	January 2, 2011
Revenues	$294,333	$329,920	$383,621	$624,253	772,213
Cost of sales (1)	73,821	79,793	82,603	153,614	166,334
Gross profit	220,512	250,127	301,018	470,639	605,879
Expenses:
Research & development (1)	52,519	54,889	59,001	107,408	115,203
Selling, general & administrative (1)	34,922	37,672	40,958	72,594	85,040
	87,441	92,561	99,959	180,002	200,243
Operating income	133,071	157,566	201,059	290,637	405,636
Interest expense	(6,925)	(6,941)	(8,135)	(13,866)	(18,552)
Amortization of debt discount(2)	(4,931)	(4,862)	(5,390)	(9,793)	(12,156)
Acquisition related costs	(3,195)	—	—	(3,195)	—
Interest and other income	1,146	1,221	1,602	2,367	3,518
Income before income taxes	119,166	146,984	189,136	266,150	378,446
Provision for income taxes	31,281	38,583	45,393	69,864	97,453
Net income	$87,885	$108,401	$143,743	$196,286	280,993

Earnings per share:
Basic	$0.38	$0.47	$0.62	$0.85	$1.22
Diluted	$0.38	$0.47	$0.62	$0.84	$1.21

Shares used in determining earnings per share:
Basic	232,209	231,863	230,284	232,051	230,006
Diluted	233,565	232,985	232,202	233,347	231,843

Includes the following non-cash charges:
(1) Stock-based compensation
Cost of sales	$1,844	$1,904	$2,338	$3,748	$4,521
Research & development	8,609	8,887	10,531	17,496	20,298
Selling, general & administrative	4,442	4,586	5,614	9,028	10,855
(2) Amortization of debt discount (non-
cash interest expense)	4,931	4,862	5,390	9,793	12,156

LINEAR TECHNOLOGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
U.S. GAAP (unaudited)

	January 1, 2012	July 3, 2011
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$1,037,503	$922,537
Accounts receivable, net of allowance for doubtful
accounts of $2,041 ($2,043 at July 3, 2011)	139,279	169,637
Inventories	78,689	72,195
Deferred tax assets and other current assets	64,881	81,921
Total current assets	1,320,352	1,246,290

Property, plant & equipment, net	335,759	332,969
Other noncurrent assets	69,743	51,907
Total assets	$1,725,854	$1,631,166

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$11,227	$11,606
Accrued income taxes, payroll & other accrued liabilities	110,165	123,613
Deferred income on shipments to distributors	41,797	47,587
Total current liabilities	163,189	182,806

Convertible senior notes	795,524	785,732
Deferred tax and other noncurrent liabilities	162,386	157,017

Stockholders’ equity:
Common stock	1,508,165	1,466,098
Accumulated deficit	(903,665)	(961,617)
Accumulated other comprehensive income	255	1,130
Total stockholders’ equity	604,755	505,611
	$1,725,854	$1,631,166

LINEAR TECHNOLOGY CORPORATION
RECONCILIATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	January 1, 2012	October 2, 2011	January 2, 2011	January 1, 2012	January 2, 2011
Reported net income
(GAAP basis)	$87,885	$108,401	$143,743	$196,286	$280,993

Stock-based compensation	14,895	15,377	18,483	30,272	35,674
Amortization of debt
discount(1)	4,931	4,862	5,390	9,793	12,156
Acquisition related costs	3,195	—	—	3,195	—
Income tax effect of
non-GAAP adjustments	(6,043)	(5,313)	(5,730)	(11,356)	(12,317)

Non-GAAP net income	$104,863	$123,327	$161,886	$228,190	$316,506

Non-GAAP earnings per share
Basic	$0.45	$0.53	$0.70	$0.98	$1.38
Diluted	$0.45	$0.53	$0.70	$0.98	$1.37

1) Amortization of debt discount is non-cash interest expense related to the Company’s Convertible Senior Notes.

The Company’s non-GAAP measures set forth above exclude charges related to stock-based compensation, the amortization of the Company’s debt discount which is a non-cash interest expense and the non-cash charge on early retirement of convertible senior notes. In addition, the Company's non-GAAP measures exclude the special expense items related to the acquisition.  The Company’s management uses non-GAAP net income and non-GAAP earnings per share to evaluate the Company’s current operating results and financial results and to compare them against historical financial results.  The Company excludes stock-based compensation, non-cash interest expenses, acquisition related costs and the related tax effects primarily because they are significant special expense estimates, which management separates for consideration when evaluating and managing business operations. In addition management believes it is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating the Company and provides further clarity on its profitability.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its many competitors who employ and disclose similar non-GAAP measures.  This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include other items.  The presentation of this additional information should not be considered a substitute for net income or net income per diluted share prepared in accordance with GAAP.